Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contact: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser (954) 769-7342 keyserk1@autonation.com

AutoNation Reports Record 2011 Second Quarter Results

-	EPS from continuing operations was a record(1) $0.49 (no adjusting items), up 29% compared to second quarter 2010 adjusted EPS from continuing operations of $0.38 ($0.31 on a GAAP basis)

-	Operating income of $144.4 million, an increase of 15% compared to the year-ago period

-	Retail new vehicle gross profit up 26% and retail used vehicle gross profit up 17% compared to the year-ago period

-	Revenue up 8% compared to same period in 2010

-	Revenue and gross profit for all major categories – new vehicles, used vehicles, parts and service, and finance and insurance – improved compared to second quarter of 2010

FORT LAUDERDALE, Fla., (July 27, 2011) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2011 second quarter net income from continuing operations of $73 million, or $0.49 per share, compared to adjusted net income from continuing operations of $62 million, or $0.38 per share, for the same period in the prior year, a 29% improvement on a per-share basis. Adjusted net income from continuing operations for the second quarter of 2010 excluded debt refinancing costs of $12 million after-tax, or $0.07 per share, as disclosed in the attached financial tables. On a GAAP basis, second quarter 2010 net income from continuing operations was $50 million, or $0.31 per share. There were no adjusting items for the second quarter of 2011.

2011 second quarter revenue totaled $3.3 billion, compared to $3.1 billion in the year-ago period, an increase of 8%, driven primarily by higher retail new and used vehicle average selling prices. AutoNation’s new vehicle unit sales decreased 4% on a same store basis and were flat overall. Based on CNW Research data, in the second quarter, total U.S. industry new retail vehicle unit sales decreased 2%.

AutoNation’s 2011 second quarter retail used vehicle revenue increased 12%. Parts and service revenue increased 5%, and finance and insurance revenue increased 12% compared to the 2010 second quarter.

2011 second quarter gross profit totaled $583 million, compared to $529 million in the year-ago period, an increase of 10%, primarily due to an increase in retail new and used vehicle gross profit, as well as an increase in finance and insurance gross profit. Gross profit in the second quarter of 2011 was favorably impacted by $1.4 million related to incentives on premium luxury vehicles previously sold. On a per-vehicle basis, gross profit per new vehicle retailed increased $539 or 26%, while gross profit per used vehicle retailed increased $174 or 11%, as compared to the year-ago period.

Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered solid double-digit growth in operating income in the second quarter, which was driven by strong new and used vehicle gross profit.” Mr. Jackson added, “This quarter we once again demonstrated the strength of our diversified business model, and our ability to react quickly and execute effectively in a changing marketplace.”

Commenting on the automotive retail environment, Mr. Jackson added, “We estimate that vehicle shipments from the Japanese manufacturers were approximately 40% below planned levels in the second quarter and that, by September, they will be approximately 10-15% below planned levels. Margins on vehicles from Japanese manufacturers benefitted from constrained supply, and while we believe that they will remain strong in the third quarter, we expect that the improving supply environment will result in lower margins on those vehicles as compared to the second quarter. We believe that the new vehicle sales environment will begin to normalize in the fourth quarter of 2011, and we continue to be optimistic about the long-term recovery for the U.S. auto market.”

AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the second quarter were as follows:

•	Domestic – Domestic segment income(2) was $46 million compared to year-ago segment income of $42 million. Second quarter Domestic retail new vehicle unit sales increased 14%.

•	Import – Import segment income(2) was $66 million compared to year-ago segment income of $52 million. Second quarter Import retail new vehicle unit sales decreased 12%.

•	Premium Luxury – Premium Luxury segment income(2) was $57 million compared to year-ago segment income of $49 million. Second quarter Premium Luxury retail new vehicle unit sales increased 10%.

For the six-month period ended June 30, 2011, the Company reported net income from continuing operations of $144 million, or $0.95 per share, compared to adjusted net income from continuing operations of $121 million, or $0.72 per share for the same period in the prior year, an improvement of 32% on a per-share basis. Adjusted net income from continuing operations for the six-month period ended June 30, 2010 excludes debt refinancing costs of $12 million after-tax, or $0.07 per share, as disclosed in the attached financial tables. There were no adjusting items for the six-month period ended June 30, 2011. On a GAAP basis, net income from continuing operations for the six-month period ended June 30, 2010 was $109 million, or $0.65 per share. The Company’s revenue for the six-month period ended June 30, 2011, totaled $6.6 billion, up 12% compared to $5.9 billion for the same period in the prior year.

The second quarter conference call may be accessed by telephone at (888)-769-8515 (password: AutoNation). The webcast will be available on AutoNation’s investor relations website at corp.autonation.com/investors under “Webcasts & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 27, 2011 through August 4, 2011 by calling (866) 414-6075 (password: 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.
(2)	Segment income is defined as operating income less floorplan interest expense.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. A component of the Standard and Poor’s 500 Index, AutoNation owned and operated 254 new vehicle franchises in 15 states as of June 30, 2011. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, including statements regarding the impact on our business of the earthquake and tsunami that struck Japan, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; the duration and severity of production and supply chain disruptions resulting from the natural disasters in Japan; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
New vehicle	$1,746.6	$1,656.6	$3,531.7	$3,117.1
Used vehicle	887.3	783.7	1,718.7	1,515.3
Parts and service	572.0	547.3	1,142.0	1,084.8
Finance and insurance, net	117.0	104.7	227.7	200.0
Other	13.4	12.0	27.3	23.7

Total revenue	3,336.3	3,104.3	6,647.4	5,940.9

Cost of sales:
New vehicle	1,609.9	1,547.8	3,269.7	2,905.3
Used vehicle	808.7	714.3	1,562.0	1,379.5
Parts and service	326.8	308.1	652.3	608.8
Other	7.5	4.8	13.8	9.6

Total cost of sales	2,752.9	2,575.0	5,497.8	4,903.2

Gross profit	583.4	529.3	1,149.6	1,037.7

Selling, general and administrative expenses	417.6	383.1	825.3	756.5
Depreciation and amortization	21.1	19.6	41.8	38.5
Other expenses (income), net	0.3	0.6	(1.9)	1.6

Operating income	144.4	126.0	284.4	241.1

Floorplan interest expense	(10.9)	(9.7)	(22.1)	(19.3)
Other interest expense	(15.9)	(14.7)	(32.2)	(23.7)
Loss on debt extinguishment	—	(19.6)	—	(19.6)
Interest income	0.3	0.3	0.6	0.5
Other gains (losses), net	0.5	(0.3)	2.2	(0.4)

Income from continuing operations before income taxes	118.4	82.0	232.9	178.6

Income tax provision	45.1	32.0	89.3	69.8

Net income from continuing operations	73.3	50.0	143.6	108.8

Loss from discontinued operations, net of income taxes	(1.4)	(2.8)	(2.3)	(6.4)

Net income	$71.9	$47.2	$141.3	$102.4

Diluted earnings (loss) per share:
Continuing operations	$0.49	$0.31	$0.95	$0.65
Discontinued operations	$(0.01)	$(0.02)	$(0.02)	$(0.04)

Net income	$0.48	$0.29	$0.94	$0.61

Weighted average common shares outstanding	150.0	163.2	150.9	167.4

Common shares outstanding, net of treasury stock, at June 30	145.7	149.3	145.7	149.3

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
New vehicle	$1,746.6	$1,656.6	$90.0	5.4	$3,531.7	$3,117.1	$414.6	13.3
Retail used vehicle	786.0	703.3	82.7	11.8	1,513.4	1,346.6	166.8	12.4
Wholesale	101.3	80.4	20.9	26.0	205.3	168.7	36.6	21.7

Used vehicle	887.3	783.7	103.6	13.2	1,718.7	1,515.3	203.4	13.4

Parts and service	572.0	547.3	24.7	4.5	1,142.0	1,084.8	57.2	5.3
Finance and insurance, net	117.0	104.7	12.3	11.7	227.7	200.0	27.7	13.9
Other	13.4	12.0	1.4		27.3	23.7	3.6

Total revenue	$3,336.3	$3,104.3	$232.0	7.5	$6,647.4	$5,940.9	$706.5	11.9

Gross profit:
New vehicle	$136.7	$108.8	$27.9	25.6	$262.0	$211.8	$50.2	23.7
Retail used vehicle	77.1	65.8	11.3	17.2	150.9	129.0	21.9	17.0
Wholesale	1.5	3.6	(2.1)		5.8	6.8	(1.0)

Used vehicle	78.6	69.4	9.2	13.3	156.7	135.8	20.9	15.4

Parts and service	245.2	239.2	6.0	2.5	489.7	476.0	13.7	2.9
Finance and insurance	117.0	104.7	12.3	11.7	227.7	200.0	27.7	13.9
Other	5.9	7.2	(1.3)		13.5	14.1	(0.6)

Total gross profit	583.4	529.3	54.1	10.2	1,149.6	1,037.7	111.9	10.8

Selling, general and administrative expenses	417.6	383.1	(34.5)	(9.0)	825.3	756.5	(68.8)	(9.1)

Depreciation and amortization	21.1	19.6	(1.5)		41.8	38.5	(3.3)
Other expenses (income), net	0.3	0.6	0.3		(1.9)	1.6	3.5

Operating income	144.4	126.0	18.4	14.6	284.4	241.1	43.3	18.0
Floorplan interest expense	(10.9)	(9.7)	(1.2)		(22.1)	(19.3)	(2.8)
Other interest expense	(15.9)	(14.7)	(1.2)		(32.2)	(23.7)	(8.5)
Loss on debt extinguishment	—	(19.6)	19.6		—	(19.6)	19.6
Interest income	0.3	0.3	—		0.6	0.5	0.1
Other gains (losses), net	0.5	(0.3)	0.8		2.2	(0.4)	2.6

Income from continuing operations before income taxes	$118.4	$82.0	$36.4	44.4	$232.9	$178.6	$54.3	30.4

Retail vehicle unit sales:
New	51,824	51,840	(16)	—	107,534	97,184	10,350	10.6
Used	42,833	40,464	2,369	5.9	84,922	78,116	6,806	8.7

	94,657	92,304	2,353	2.5	192,456	175,300	17,156	9.8

Revenue per vehicle retailed:
New	$33,703	$31,956	$1,747	5.5	$32,843	$32,074	$769	2.4
Used	$18,350	$17,381	$969	5.6	$17,821	$17,238	$583	3.4

Gross profit per vehicle retailed:
New	$2,638	$2,099	$539	25.7	$2,436	$2,179	$257	11.8
Used	$1,800	$1,626	$174	10.7	$1,777	$1,651	$126	7.6
Finance and insurance	$1,236	$1,134	$102	9.0	$1,183	$1,141	$42	3.7

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Revenue mix percentages:
New vehicle	52.4	53.4	53.1	52.5
Used vehicle	26.6	25.2	25.9	25.5
Parts and service	17.1	17.6	17.2	18.3
Finance and insurance, net	3.5	3.4	3.4	3.4
Other	0.4	0.4	0.4	0.3

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	23.4	20.6	22.8	20.4
Used vehicle	13.5	13.1	13.6	13.1
Parts and service	42.0	45.2	42.6	45.9
Finance and insurance	20.1	19.8	19.8	19.3
Other	1.0	1.3	1.2	1.3

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.8	6.6	7.4	6.8
Used vehicle - retail	9.8	9.4	10.0	9.6
Parts and service	42.9	43.7	42.9	43.9
Total	17.5	17.1	17.3	17.5
Selling, general and administrative expenses	12.5	12.3	12.4	12.7
Operating income	4.3	4.1	4.3	4.1

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.6	72.4	71.8	72.9
Operating income	24.8	23.8	24.7	23.2

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
Domestic	$1,145.0	$1,036.0	$109.0	10.5	$2,241.1	$1,946.6	$294.5	15.1
Import	1,213.5	1,177.1	36.4	3.1	2,510.7	2,248.8	261.9	11.6
Premium luxury	941.6	860.4	81.2	9.4	1,819.9	1,683.1	136.8	8.1
Corporate and other	36.2	30.8	5.4	17.5	75.7	62.4	13.3	21.3

Total revenue	$3,336.3	$3,104.3	$232.0	7.5	$6,647.4	$5,940.9	$706.5	11.9

*Segment income (loss)
Domestic	$46.4	$41.5	$4.9	11.8	$89.1	$73.6	$15.5	21.1
Import	65.7	52.4	13.3	25.4	123.1	102.4	20.7	20.2
Premium luxury	56.6	48.5	8.1	16.7	111.7	95.3	16.4	17.2
Corporate and other	(35.2)	(26.1)	(9.1)		(61.6)	(49.5)	(12.1)

Total segment income	133.5	116.3	17.2	14.8	262.3	221.8	40.5	18.3

Add: Floorplan interest expense	10.9	9.7	1.2		22.1	19.3	2.8

Operating income	$144.4	$126.0	$18.4	14.6	$284.4	$241.1	$43.3	18.0

* Segment income (loss) is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	18,751	16,516	2,235	13.5	36,487	30,127	6,360	21.1
Import	23,854	26,944	(3,090)	(11.5)	53,516	50,818	2,698	5.3
Premium luxury	9,219	8,380	839	10.0	17,531	16,239	1,292	8.0

	51,824	51,840	(16)	—	107,534	97,184	10,350	10.6

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended June 30,		Six Months Ended June 30,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Domestic:
Ford, Lincoln	19.8	17.3	18.4	16.8
Chevrolet, Buick, Cadillac, GMC	12.9	12.1	12.5	11.9
Chrysler, Jeep, Dodge	3.5	2.4	3.0	2.3

Domestic total	36.2	31.8	33.9	31.0

Import:
Honda	11.4	14.4	12.2	14.1
Toyota	16.6	19.0	18.2	18.7
Nissan	9.9	11.8	11.4	12.6
Other imports	8.1	6.8	8.0	6.9

Import total	46.0	52.0	49.8	52.3

Premium Luxury:
Mercedes-Benz	8.3	7.8	7.5	8.0
BMW	5.3	4.5	4.7	4.5
Lexus	1.6	2.5	1.8	2.7
Other premium luxury (Land Rover, Porsche)	2.6	1.4	2.3	1.5

Premium Luxury total	17.8	16.2	16.3	16.7

	100.0	100.0	100.0	100.0

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Capital Expenditures / Stock and Debt Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Capital expenditures	$38.9	$26.3	$63.6	$40.3
Acquisitions	$—	$—	$64.2	$12.5
Proceeds from exercises of stock options	$8.0	$5.4	$39.9	$5.6
Stock repurchases:
Aggregate purchase price	$110.9	$414.4	$169.7	$451.6
Shares repurchased (in millions)	3.4	20.9	5.1	23.0

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Variance	2011	2010	Variance
Floorplan assistance earned (included in cost of sales)	$13.7	$14.1	$(0.4)	$29.0	$26.5	$2.5
Floorplan interest expense (new vehicles)	(10.3)	(9.4)	(0.9)	(20.8)	(18.5)	(2.3)

Net new vehicle inventory carrying benefit	$3.4	$4.7	$(1.3)	$8.2	$8.0	$0.2

Balance Sheet and Other Highlights	June 30, 2011	December 31, 2010	June 30, 2010
Cash and cash equivalents	$81.8	$95.1	$101.6
Inventory	$1,780.0	$1,867.0	$1,575.6
Total floorplan notes payable	$1,673.0	$1,866.4	$1,483.9
Non-vehicle debt	$1,445.0	$1,348.7	$1,367.3
Equity	$2,116.1	$2,078.9	$1,970.6

New days supply (industry standard of selling days, including fleet)	59 days	63 days	55 days
Used days supply (trailing 30 days)	47 days	42 days	44 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.39
Covenant	less than	3.25

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		46.2%
Covenant	less than	60.0%

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2011	2010	2011	2010
As reported	$71.9	$47.2	$0.48	$0.29
Discontinued operations, net of income taxes	1.4	2.8	$0.01	$0.02

From continuing operations, as reported	73.3	50.0	$0.49	$0.31
Loss on debt extinguishment	—	12.1	$—	$0.07

Adjusted	$73.3	$62.1	$0.49	$0.38

	Six Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2011	2010	2011	2010
As reported	$141.3	$102.4	$0.94	$0.61
Discontinued operations, net of income taxes	2.3	6.4	$0.02	$0.04

From continuing operations, as reported	143.6	108.8	$0.95	$0.65
Loss on debt extinguishment	—	12.1	$—	$0.07

Adjusted	$143.6	$120.9	$0.95	$0.72

*	Please refer to the "Non-GAAP Financial Measures" section of the Press Release.

**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.

UNAUDITED SAME STORE DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
New vehicle	$1,689.9	$1,656.6	$33.3	2.0	$3,436.8	$3,117.1	$319.7	10.3
Retail used vehicle	765.9	703.3	62.6	8.9	1,480.3	1,346.6	133.7	9.9
Wholesale	91.9	80.4	11.5	14.3	190.5	168.7	21.8	12.9

Used vehicle	857.8	783.7	74.1	9.5	1,670.8	1,515.3	155.5	10.3
Parts and service	559.3	547.3	12.0	2.2	1,115.8	1,084.8	31.0	2.9
Finance and insurance, net	113.8	104.7	9.1	8.7	222.3	200.0	22.3	11.2
Other	13.1	12.0	1.1		26.8	23.7	3.1

Total revenue	$3,233.9	$3,104.3	$129.6	4.2	$6,472.5	$5,940.9	$531.6	8.9

Gross profit:
New vehicle	$131.8	$108.8	$23.0	21.1	$254.7	$211.8	$42.9	20.3
Retail used vehicle	75.0	65.8	9.2	14.0	147.5	129.0	18.5	14.3
Wholesale	1.5	3.6	(2.1)		5.7	6.8	(1.1)

Used vehicle	76.5	69.4	7.1	10.2	153.2	135.8	17.4	12.8
Parts and service	239.2	239.2	—	—	477.7	476.0	1.7	0.4
Finance and insurance	113.8	104.7	9.1	8.7	222.3	200.0	22.3	11.2
Other	5.7	7.2	(1.5)		13.1	14.1	(1.0)

Total gross profit	$567.0	$529.3	$37.7	7.1	$1,121.0	$1,037.7	$83.3	8.0

Retail vehicle unit sales:
New	49,892	51,840	(1,948)	(3.8)	104,139	97,184	6,955	7.2
Used	41,658	40,464	1,194	3.0	82,925	78,116	4,809	6.2

	91,550	92,304	(754)	(0.8)	187,064	175,300	11,764	6.7

Revenue per vehicle retailed:
New	$33,871	$31,956	$1,915	6.0	$33,002	$32,074	$928	2.9
Used	$18,385	$17,381	$1,004	5.8	$17,851	$17,238	$613	3.6

Gross profit per vehicle retailed:
New	$2,642	$2,099	$543	25.9	$2,446	$2,179	$267	12.3
Used	$1,800	$1,626	$174	10.7	$1,779	$1,651	$128	7.8
Finance and insurance	$1,243	$1,134	$109	9.6	$1,188	$1,141	$47	4.1

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Revenue mix percentages:
New vehicle	52.3	53.4	53.1	52.5
Used vehicle	26.5	25.2	25.8	25.5
Parts and service	17.3	17.6	17.2	18.3
Finance and insurance, net	3.5	3.4	3.4	3.4
Other	0.4	0.4	0.5	0.3

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	23.2	20.6	22.7	20.4
Used vehicle	13.5	13.1	13.7	13.1
Parts and service	42.2	45.2	42.6	45.9
Finance and insurance	20.1	19.8	19.8	19.3
Other	1.0	1.3	1.2	1.3

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.8	6.6	7.4	6.8
Used vehicle - retail	9.8	9.4	10.0	9.6
Parts and service	42.8	43.7	42.8	43.9
Total	17.5	17.1	17.3	17.5